                                                                    EXHIBIT 10.2

                                                                   (NOVELLUS II)


                  SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT

         THIS SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT (this "Amendment"), dated as of April 13, 2001, is entered into by and among:

                  (1) NOVELLUS SYSTEMS, INC., a California corporation
         ("Lessee");

                  (2) LEASE PLAN U.S.A., INC., a Georgia corporation ("Lessor");

                  (3) Each of the financial institutions listed in Schedule I to the Participation Agreement referred to in Recital A below (collectively, the "Participants"); and

                  (4) ABN AMRO BANK, N.V., as agent for the Participants (in such capacity, "Agent").

                                    RECITALS

         A. Lessee, Lessor, Participants and Agent are parties to a Participation Agreement dated as of October 15, 1997 (as amended by six prior amendments, the "Participation Agreement"), pursuant to which Lessor and Participants have provided to Lessee two lease facilities.

         B. Lessee now has requested Lessor, Participants and Agent to amend the Participation Agreement and certain of the other Operative Documents (as defined in the Participation Agreement) to make certain changes.

         C. Lessor, Participants and Agent are willing so to amend the Participation Agreement and the other Operative Documents upon the terms and subject to the conditions set forth in this Amendment.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessee, Lessor, the Participants and Agent hereby agree as follows:

         1. DEFINITIONS, INTERPRETATION. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Participation Agreement, as amended by this Amendment. The rules of construction set forth in Schedule 1.02 to the Participation Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. AMENDMENTS TO PARTICIPATION AGREEMENT. Subject to the satisfaction of the conditions set forth in Paragraph 5 below, the Participation Agreement is hereby amended as follows:

                  (a) Subparagraph 2.06(a) is amended by changing clause (iv)(D) to read in its entirety as follows:

                           (D) the purchase price paid by any Person (except as
                  otherwise provided in clause (i) above) to purchase the Property under such Facility (whether after the retention of such Property by Lessor following the Expiration Date of the Lease Agreement for such Facility, upon foreclosure or otherwise);

                  (b) Subparagraph 4.01(g) is amended to read in its entirety as follows:

                           (g) Litigation. Except as set forth in the most
                  recent Form 10-Q and 10-K reports filed by Lessee with the Securities and Exchange Commission, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessee, threatened against Lessee or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessee of the Operative Documents or the transactions contemplated thereby.

                  (c) Subparagraph 4.01(k) is amended to read in its entirety as follows:

                           (k) No Agreements to Sell Assets; Etc. Neither Lessee
                  nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Lessee or any of its Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Lessee or any of its Subsidiaries or to enter into any agreement with respect thereto, except for sales, mergers, consolidations or reorganizations permitted by Subparagraph 5.02(c), 5.02(d) or 5.02(e).

                  (d) Subparagraph 4.01(l) is amended by changing clause (i) to read in its entirety as follows:

                           (i) Based on the most recent valuation date for any
                  Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) does not exceed an amount equal to $10,000,000. No Pension Plan has failed to meet the minimum funding standard of Code Section 412 (whether or not waived under Code Section 412(d)) or failed to make by its due date a required installment under Code Section 412(m). Neither Lessee nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA) that is reasonably likely to have a Material Adverse Effect.

                  (e) Subparagraph 4.01(n) is amended to read in its entirety as follows:

                           (n) Patent and Other Rights. Except as set forth in
                  Schedule 4.01(g), Lessee and its Subsidiaries own, license or otherwise have the right to use, under validly existing agreements, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to have any such rights, either individually or collectively, is not reasonably likely to have a Material Adverse Effect.

                  (f) Subparagraph 4.01(q) is amended to read in its entirety as follows:

                           (q) Subsidiaries, etc. Set forth in Schedule 4.01(q)
                  (as supplemented by Lessee from time to time in a written notice to Agent) is a complete list of all of Lessee's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the percentages of shares of each such class owned directly or indirectly by Lessee.

                  (g) Paragraph 4.01 is further amended by (i) deleting Subparagraph 4.01(v) and (ii) changing the designation of Subparagraph 4.01(w) to "(v)".

                  (h) Subparagraph 5.01(a) is amended by (i) changing clauses
         (iii), (iv) and (v) to read in their entireties as follows:

                           (iii) Contemporaneously with the quarterly and
                  year-end Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate of the president or chief financial officer of Lessee which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto; and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Paragraph 5.03;

                           (iv) As soon as available and in no event later than
                  fifty (50) days after the last day of each fiscal quarter of Lessee, a certificate of the chief financial officer of Lessee which sets forth the calculation of the Funded Indebtedness/EBITDA Ratio for the consecutive four-quarter period ending on such day;

                           (v) As soon as possible and in no event later than
                  five (5) Business Days after any Senior Officer of Lessee knows of the occurrence or existence of (A) any Reportable Event (excluding any Reportable Event for which the provision of a 30-day notice to the PBGC has been waived by regulation) under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against Lessee or any of its Subsidiaries involving potential monetary damages payable by Lessee or its Subsidiaries of $10,000,000 or more (alone or in the aggregate); (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default; the statement of the president or chief financial officer of Lessee setting forth details of such event, condition or Default and the action which Lessee proposes to take with respect thereto;

         (ii) deleting clause (vii) and (iii) changing the designations of clauses (viii), (ix) and (x) to "(vii)", "(viii)" and "(ix)", respectively.

                  (i) Subparagraph 5.01(e) is amended to read in its entirety as follows:

                           (e) Governmental Charges and Other Indebtedness.
                  Lessee and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Lessee or its Subsidiaries and (iii) subject to any subordination provisions applicable thereto, all other indebtedness; except where (A) the failure to pay any such taxes, other Governmental Charges or indebtedness, either alone or collectively, is not reasonably likely to have a Material Adverse Effect and (B) any such taxes, other Governmental Charges or indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves as required by GAAP are maintained.

                  (j) Paragraph 5.01 is further amended by (i) deleting Subparagraphs 5.01(h) and 5.01(i); (ii) adding a new Subparagraph 5.01(h) to read in its entirety as follows:

                           (h) Related Credit Agreement. If at any time the
                  financial covenants set forth in Paragraph 5.03 (or any applicable definition used therein) differs from the financial covenants set forth in the Related Credit Agreement (or any applicable definition used therein), Lessee shall execute such amendments to this Agreement as Lessor or Required Participants may reasonably request to conform the financial covenants set forth in Paragraph 5.03 (or any applicable definition used therein) with such financial covenants set forth in the Related Credit Agreement.

         and (iii) changing the designation of Subparagraph 5.01(j) to "(i)".

                  (k) Subparagraph 5.02(a) is amended by changing clause (iv) to read in its entirety as follows:

                           (iv) Indebtedness of Lessee and its Subsidiaries
                  listed in Schedule 5.02(a) and existing on April 13, 2001 (including committed but undrawn amounts);

                  (l) Subparagraph 5.02(b) is amended by changing clause (x) to read in its entirety as follows:

                           (x) Judgement Liens, provided that such Liens do not
                  have a value in excess of $10,000,000 or such Liens are released, stayed, vacated or otherwise dismissed within twenty
                  (20) days after issue or levy and, if so stayed, such stay is not thereafter removed;

                  (m) Subparagraph 5.02(c) is amended by changing clause (vi) to read in its entirety as follows:

                           (vi) Sales or other dispositions of assets and
                  property by Lessee to any of Lessee's Subsidiaries or by any of Lessee's Subsidiaries to Lessee or any of its other Subsidiaries, provided the terms of any such sales or other dispositions by or to Lessee (other than sales or other dispositions by Lessee to any of Lessee's wholly owned Subsidiaries or by any of Lessee's wholly owned subsidiaries to Lessee, except for sales or dispositions by Lessee which, either singly or in the aggregate with respect to all such sales or dispositions, would involve all or substantially all of the assets or property of Lessee or which would render Lessee incapable of performing its obligations under the Operative Documents) are on terms which are no less favorable to Lessee than would prevail in the market for similar transactions between unaffiliated parties dealing at arms length;

                  (n) Subparagraph 5.02(e) is amended to read in its entirety as follows:

                           (e) Investments. Neither Lessee nor any of its
                  Subsidiaries shall make any Investment except for Investments in the following:

                                    (i) Investments permitted by the investment
                           policy of Lessee duly approved by the Board of Directors of Lessee and in effect at the time of such Investment;

                                    (ii) Investments held by Gasonics
                           International Corporation on the date Gasonics International Corporation is acquired by Lessee;

                                    (iii) Any transaction permitted by
                           Subparagraph 5.02(a);

                                    (iv) Investments by Lessee in the "Tranche
                           A" portion of synthetic leases in which it is the lessee and which constitute Economically Defeased Synthetic Lease Obligations;

                                    (v) Investments in joint ventures and
                           strategic alliances, provided that the aggregate amount of such Investments does not exceed in any fiscal year two and one-half percent (2 1/2%) of the tangible assets of Lessee and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, on the last day of the immediately preceding fiscal year; and

                                    (vi) Other Investments, provided that the
                           aggregate amount of such other Investments plus the aggregate cost of all mergers and consolidations consummated, Subsidiaries established and Subsidiaries and assets acquired by Lessee pursuant to Subparagraph 5.02(d) (excluding Lessee's acquisition of Gasonics International Corporation) does not exceed in any fiscal year (A) $100,000,000 for any amounts paid in cash and (B) $500,000,000 for any amounts paid with shares of common stock of Lessee (as determined according to the stock price of such shares on the date of transfer) and accounted for on a pooling basis in accordance with GAAP.

                  (o) Paragraph 5.02 is further amended by (i) deleting Subparagraph 5.02(i) and (ii) changing the designation of Subparagraph 5.02(j) to "(i)".

                  (p) Paragraph 5.03 is amended to read in its entirety as follows:

                           5.03. Lessee's Financial Covenants. Until the
                  termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following financial covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                                    (a) Funded Indebtedness/Capital Ratio.
                           Lessee shall not permit its Funded
                           Indebtedness/Capital Ratio on any day set forth below to be greater than the ratio set forth opposite such day below:

                                    The last day of any
                                            fiscal quarter         0.40 to 1.00.

                                    (b) Quick Ratio. Lessee shall not permit its
                           Quick Ratio on any day set forth below to be less than the ratio set forth opposite such day below:

                                    The last day of any
                                            fiscal quarter         1.50 to 1.00.

                                    (c) Debt Service Coverage Ratio. Lessee
                           shall not permit its Debt Service Coverage Ratio for any fiscal quarter ending on any day set forth below to be less than the ratio set forth opposite such day below:

                                    The last day of any
                                            fiscal quarter         3.50 to 1.00.

                                    (d) Tangible Net Worth. Commencing on
                           December 31, 2000, Lessee shall not permit its Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to herein as a "determination date") to be less than the sum on such determination date of the following:

                                             (i) $664,477,000.00 (the
                                    approximate amount of Lessee's Tangible Net
                                    Worth on December 31, 1999);

                                      plus

                                            (ii) Seventy-five percent (75%) of
                                    the sum of (A) Lessee's consolidated annual net income for its fiscal year ending December 31, 2000 (ignoring any annual loss); plus (B) the sum of Lessee's consolidated quarterly net income (ignoring any quarterly losses) for each fiscal quarter ending after December 31, 2000 through and including the fiscal quarter ending on the determination date;

                                      plus

                                            (iii) One hundred percent (100%) of
                                    the Net Proceeds of all Equity Securities issued by Lessee and its Subsidiaries (to Persons other than Lessee or its Subsidiaries) during the period commencing on December 31, 1999 and ending on the determination date;

                                      plus

                                            (iv) One hundred percent (100%) of
                                    the principal amount of all debt securities of Lessee and its Subsidiaries converted into Equity Securities of Lessee and its Subsidiaries during the period commencing on December 31, 1999 and ending on the determination date.

                           provided, however, that in no case shall Lessee permit its Tangible Net Worth on December 31, 2000 to be less than $1,260,000,000.00.

                                    (e) Minimum Cash Balances. Lessee shall not
                           permit its Cash Balances on any date to be less than the remainder of:

                                            (i) The aggregate amount on such
                                    date of all Synthetic Lease Obligations of Lessee and its Subsidiaries that (A) would be attributable to principal if such obligations were treated as loan obligations and (B) become due within one (1) year of such date;

                                      minus

                                            (ii) The sum of (A) all cash of
                                    Lessee and its Subsidiaries on such date and
                                    (B) the market value of Cash Equivalents and short-term marketable securities (that are classified as current assets in accordance with GAAP) of Lessee and its Subsidiaries on such date to the extent such cash, Cash Equivalents and short-term marketable securities secure payment of the current Synthetic Lease Obligations referred to in clause (i) above.

                           (In calculating the market value of Cash Equivalents and short-term marketable securities under this subparagraph, Cash Equivalents and short-term marketable securities shall be marked to market quarterly.)

                           (q) Paragraph 7.01 is amended by changing the notice
                  addresses, etc. for Lessee, Lessor and Agent set forth therein to read in their entireties as follows:

                           Lessee:          Novellus Systems, Inc.
                                            4000 North First Street
                                            San Jose, CA 95134
                                            Attn:  Treasurer
                                            Telephone:  (408) 432-5339
                                            Fax No: (408) 545-3009

                           Lessor:          Lease Plan U.S.A., Inc.
                                            c/o ABN AMRO Bank N.V.
                                            135 South LaSalle Street, Suite 740
                                            Chicago, IL 60603
                                            Attn: David M. Shipley
                                            Telephone: (312) 904-2183
                                            Fax No: (312) 904-6217

                           Agent:           ABN AMRO Bank N.V.
                                            Agency Services
                                            208 South LaSalle Street, Suite 1500
                                            Chicago, IL  60604
                                            Attn:  Josephine O'Brien
                                            Telephone:  (312) 992-5091
                                            Fax: (312) 992-5157

                                            with copies to:

                                            ABN AMRO Bank N.V.
                                            101 California Street, Suite 4550
                                            San Francisco, CA  94111-5812
                                            Attn:  Joe Endoso
                                            Telephone:  (415) 984-3718
                                            Fax:  (415) 362-3524

                                       and

                                            ABN AMRO Bank N.V.
                                            Credit Administration
                                            208 South LaSalle Street, Suite 1500
                                            Chicago, IL 60604
                                            Attn:  Gregory Miller
                                            Telephone:  (312) 992-5116
                                            Fax:  (312) 992-5111

                  (r) Schedule 1.01 is amended by changing the definitions of the following terms appearing therein to read in their entireties as follows:

                           "Adjusted Net Income" shall mean, with respect to
                  Lessee for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

                                    (a) The net income or net loss of Lessee and
                           its Subsidiaries for such period before provision for income taxes;

                                      plus

                                    (b) The sum (to the extent deducted in
                           calculating net income or loss in clause (a) above) of (i) all Interest Expenses of Lessee and its

                           Subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of Lessee and its Subsidiaries accruing during such period, and
                           (iii) all rental expenses of Lessee and its Subsidiaries accruing during such period (including Base Rent under both Lease Agreements but excluding any Base Rent or other rental expenses that are capitalized by the lessor during such period);

                                      minus

                                    (c) Fifty percent (50%) of all Capital
                           Expenditures of Lessee and its Subsidiaries accruing during such period.

                           "Debt Service Coverage Ratio" shall mean, with
                  respect to Lessee for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                                    (a) The Adjusted Net Income of Lessee for
                           such period;

                                       to

                                    (b) The sum of (i) all Interest Expenses of
                           Lessee and its Subsidiaries accruing during such period, (ii) all rental expenses of Lessee and its Subsidiaries accruing during such period (including Base Rent under both Lease Agreements but excluding any Base Rent or other rental expenses that are capitalized by the lessor during such period), and
                           (iii) 25% of all payments of principal (or, in the case of Capital Leases, amounts attributable to principal) of Funded Indebtedness (excluding Synthetic Lease Obligations) paid or scheduled to be paid by Lessee and its Subsidiaries due within one year.

                           "EBITDA" shall mean, with respect to Lessee for any
                  period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

                                    (a) The net income or net loss of Lessee and
                           its Subsidiaries for such period before provision for income taxes;

                                      plus

                                    (b) The sum (to the extent deducted in
                           calculating net income or loss in clause (a) above) of (i) all Interest Expenses of Lessee and its Subsidiaries accruing during such period and (ii) all depreciation and amortization expenses of Lessee and its Subsidiaries accruing during such period.

                           "Funded Indebtedness" of any Person shall mean,
                  without duplication:

                                    (a) All obligations of such Person evidenced
                           by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

                                    (b) All obligations of such Person for the
                           deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price but excluding trade payables incurred by such Person in the ordinary course of its business on ordinary terms and not overdue) and all Synthetic Lease Obligations of such Person (excluding the Economically Defeased Portion of Synthetic Lease Obligations);

                                    (c) All obligations of such Person under
                           conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property); and

                                    (d) All obligations of such Person as lessee
                           under or with respect to Capital Leases.

                           "Material Casualty" shall mean any Casualty to any
                  Property that alone, or in combination with any prior Casualties to such Property for which repairs to restore such Property to its prior condition have not been completed, will require repairs costing (a) during the Construction Period, $500,000 or more to restore such Property to its prior condition, or (b) after the Construction Period, $2,500,000 or more to restore such Property to its prior condition.

                           "Operative Documents" shall mean and include the
                  Participation Agreement, the Lease Agreements, the Facility 2 Construction Agency Agreement, the Purchase Agreements, the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement, the Assignment of Lease, the Agent's Fee Letter, the Agent's Syndication Letter and the Lessor's Fee Letter; all other notices, requests, certificates, documents, instruments and agreements delivered to any Lessor Party pursuant to Paragraph 3.01 of the Participation Agreement; all notices, requests, certificates, documents, instruments and agreements required to be delivered to any Lessor Party in connection with any of the foregoing on or after the date of the Participation Agreement; and all Rate Contracts provided to Lessee by any Participant to hedge against fluctuations in the LIBOR Rental Rate under either or both Lease Agreements. (Without limiting the generality of the preceding definition, the term "Operative Documents" shall include all written waivers, amendments and modifications to any of the notices, requests, certificates, documents, instruments and agreements referred to therein.)

                           "Pension Plan" shall mean any Employee Benefit Plan
                  subject to Title IV of ERISA that either Lessee or any ERISA Affiliate maintains or contributes to or has any obligation under.

                           "Quick Ratio" shall mean, with respect to Lessee at
                  any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                                    (a) The remainder of (i) the sum (without
                           duplication) of all cash, Cash Equivalents, short-term investments and net accounts receivable of Lessee and its Subsidiaries at such time, minus (ii) the sum (without duplication) of all such cash, Cash Equivalents, short-term investments and net accounts receivable that are subject to a Lien or are otherwise restricted;

                                       to

                                    (b) The current liabilities of Lessee and
                           its Subsidiaries at such time.

                  (In calculating the Quick Ratio, Cash Equivalents and short-term investments shall be marked to market quarterly.)

                  (s) Schedule 1.01 is further amended by adding thereto, in the appropriate alphabetical order, the definitions of the following terms to read in their entireties as follows:

                           "Cash Balances" shall mean, with respect to Lessee
                  and its Subsidiaries at any time, the sum, determined on a consolidated basis in accordance with GAAP, of (a) the unrestricted, unencumbered cash of Lessee and its Subsidiaries at such time and (b) the market value of unrestricted, unencumbered Cash Equivalents and short-term marketable securities (that are classified as current assets in accordance with GAAP) of Lessee and its Subsidiaries at such time. (In calculating Cash Balances, Cash Equivalents and short-term marketable securities shall be marked to market quarterly.)

                           "Economically Defeased Portion of Synthetic Lease
                  Obligations" shall mean the remainder of (a) the sum of the "Tranche A" portions, "Tranche B" portions and "Tranche C" portions of leases constituting Economically Defeased Synthetic Lease Obligations, minus (b) the aggregate amount of the "Tranche A" portions of such leases that the lessee has sold, assigned or otherwise transferred to any other Person.

                           "Economically Defeased Synthetic Lease Obligations"
                  shall mean Synthetic Lease Obligations under synthetic leases in which the lessee has secured the "Tranche B" portion of such leases and the "Tranche C" portion of such leases with cash and/or Cash Equivalents and initially has purchased a 100% participation interest in the "Tranche A" portion of such leases.

                           "Synthetic Lease Obligations" shall mean the monetary
                  obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                  (t) Schedules 4.01(g) and 5.02(e) are deleted.

                  (u) Schedule 5.02(a) is amended to read in its entirety as set forth in the counterpart schedule hereto.

                  (v) Exhibits E, F(1) and F(2) are hereby amended by changing the notice address appearing therein to the following:

                           Lease Plan U.S.A., Inc.
                           c/o ABN AMRO Bank N.V.,
                                 as Agent
                           Agency Services
                           208 South LaSalle Street, Suite 1500
                           Chicago, IL  60604
                           Attn:  Josephine O'Brien

         3. AMENDMENTS TO OTHER OPERATIVE DOCUMENTS. Subject to the satisfaction of the conditions set forth in Paragraph 5 below, the Lease Agreements, Purchase Agreements and Facility 2 Construction Agency Agreement are hereby amended by changing the notice address appearing in the exhibits thereto in the same manner as provided in the immediately preceding subparagraph 2(v).

         4. REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants to Agent and the Participants that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in Paragraphs 2 and 3 above, the following will be true and correct on the Effective Date (as defined below):

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect.

(Without limiting the scope of the term "Operative Documents," Lessee expressly acknowledges in making the representations and warranties set forth in this Paragraph 4 that, on and after the date hereof, such term includes this Amendment.)

         5. EFFECTIVE DATE. Lessee shall deliver to Agent a written notice specifying the effective date for this Amendment ("Effective Date"), which date shall be a Business Day on or prior to April 27, 2001. Lessee shall deliver such notice to Agent at least five (5) Business Days prior to the Effective Date. The amendments effected by Paragraphs 2 and 3 above shall then become effective on the Effective Date, subject to receipt by Lessor, Agent and Required Participants, on or prior to such date, of the following, each in form and substance satisfactory to Agent, Required Participants and their respective counsel:

                  (a) This Amendment duly executed by Lessor, Lessee, Required Participants and Agent;

                  (b) A certificate of the Chief Financial Officer or Treasurer of Lessee, addressed to Lessor and Agent and dated the Closing Date, certifying that:

                           (1) The representations and warranties set forth in
                  Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date);

                           (2) No Default has occurred and is continuing as of
                  such date;

                           (3) All of the Operative Documents are in full force
                  and effect on such date;

                  (c) A favorable written opinion of Morrison & Foerster, LLP, counsel to Lessee, dated the Effective Date, addressed to Agent for the benefit of Lessor, Agent and the Participants, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent;

                  (d) All fees and expenses payable to the Lessor Parties on or prior to the Effective Date (including all Agent's Fees);

                  (e) All fees and expenses of Lessor's and Agent's counsels through the Effective Date, to the extent set forth in statements of such counsels delivered to Lessee one or more days prior to the Effective Date; and

                  (f) Such other evidence as Lessor, Agent or any Participant may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Operative Documents.

         6. EFFECT OF THIS AMENDMENT. On and after the Effective Date, each reference in the Participation Agreement and the other Operative Documents to the Participation Agreement shall mean the Participation Agreement as amended hereby. Except as specifically amended above, (a) the Participation Agreement and the other Operative Documents shall remain in full force and effect and are hereby ratified and affirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lessor, Participants or Agent, nor constitute a waiver of any provision of the Participation Agreement or any other Operative Document.

         7. MISCELLANEOUS.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.


                            [Signature pages follow]

         IN WITNESS WHEREOF, Lessee, Lessor, Agent and the Participants have caused this Amendment to be executed as of the day and year first above written.

LESSEE:                                     NOVELLUS SYSTEMS, INC.

                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________


LESSOR:                                     LEASE PLAN U.S.A., INC.

                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________


AGENT:                                      ABN AMRO BANK N.V.

                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________

                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________


PARTICIPANTS:                               ABN AMRO BANK N.V.

                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________

                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________


                                            LEASE PLAN U.S.A., INC.


                                             By:__________________________
                                                Name:_____________________
                                                Title:____________________

                                            KEYBANK NATIONAL ASSOCIATION


                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            UNION BANK OF CALIFORNIA, N.A.


                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            COMERICA BANK-CALIFORNIA


                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            DAI-ICHI KANGYO BANK, LIMITED


                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            BANK HAPOALIM B.M., SAN FRANCISCO
                                            BRANCH

                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________

                                            THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED, SAN FRANCISCO AGENCY

                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            THE BANK OF NOVA SCOTIA

                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            FLEET NATIONAL BANK

                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            SANWA BANK CALIFORNIA

                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________

                                SCHEDULE 5.02(a)

                              EXISTING INDEBTEDNESS


FINANCIAL INSTITUTION                      CURRENCY                    AMOUNT                 FACILITY TYPE
---------------------                      --------                    ------                 -------------
Bank of Tokyo Mitsubishi                     JPY                     1,300,000,000           Line of Credit
Bank of Tokyo Mitsubishi                     JPY                       520,000,000           Line of Credit
Sanwa Bank                                   JPY                     2,400,000,000           Line of Credit
Sumitomo Bank                                JPY                       500,000,000           Line of Credit
ABN AMRO Bank                                USD                            97,000             Standby L/C
Malayan Banking Berhad                        RM                            30,000       Bank Guarantee Facility


                                    5.02(a)-1